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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 18, 2002
                                                         -----------------



                               GLYCOGENESYS, INC.
                               ------------------
               (Exact name of registrant as specified in charter)



            NEVADA                     0-26476                   33-0231238
            ------                     -------                   ----------
(State or Other Jurisdiction        (Commission                (IRS Employer
    of Incorporation)               File Number)            Identification No.)


                31 St. James Avenue, Boston, Massachusetts      02116
                -----------------------------------------------------
                (Address of principal executive officers)  (Zip Code)

       Registrant's telephone number, including area code: (617) 422-0674
                                                           --------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)






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ITEM 5.           OTHER ITEMS

                  On December 18, 2002, GlycoGenesys, Inc. ("GlycoGenesys") entered into a termination agreement with Elan International Services, Ltd. ("EIS"), Elan Corporation, plc. (together with EIS, "Elan"), and SafeScience Newco, Ltd. ("SafeScience Newco") for the termination of Elan's and GlycoGenesys' joint venture, SafeScience Newco. Pursuant to the termination agreement, GlycoGenesys acquired all of Elan's interest in the SafeScience Newco in exchange for a royalty interest on certain future revenues related to GCS-100. GlycoGenesys now owns 100% of SafeScience Newco. GlycoGenesys received approximately $1.9 million from Elan in exchange for 1,176.47059 shares of GlycoGenesys' Series B convertible preferred stock. The exchange feature of GlycoGenesys' Series A preferred stock, which allowed Elan to convert its Series A preferred stock into an additional 30% interest in SafeScience Newco, was cancelled. In addition, GlycoGenesys issued 1,209.07035 shares of Series A preferred stock to Elan and mandatory dividends on the Series A preferred stock were cancelled.

                  GlycoGenesys is filing, for informational purposes only, an unaudited pro forma balance sheet as of November 30, 2002 to reflect the transaction as if it had occurred on November 30, 2002 and unaudited pro forma statement of operations for the year ended December 31, 2001 and the eleven months ended November 30, 2002 to reflect the transaction as if it had occurred on January 1, 2001.

                  Any statements contained in this report that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties, including, but not limited to, risks of product development (such as failure to demonstrate efficacy or safety), risk related to FDA and other regulatory procedures, market acceptance risks, the impact of competitive products and pricing, the results of current and future licensing and other collaborative relationships, the results of financing efforts, developments regarding intellectual property rights and litigation, and other risks identified in GlycoGenesys' Securities and Exchange Commission filings. Actual results, events or performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as the date hereof. GlycoGenesys undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

                  Exhibit 99.1 - Unaudited pro forma balance sheet as of November 30, 2002, unaudited pro forma statement of operations for the year ended December 31, 2001 and the eleven months ended November 30, 2002 and Notes thereto.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 14, 2003        By:  /s/  John W. Burns
                                  ----------------------------
                               John W. Burns
                               Senior Vice President and Chief Financial Officer